Exhibit 99.1

           ALTIGEN ANNOUNCES SOLID FISCAL SECOND QUARTER 2006 RESULTS

    FREMONT, Calif., April 26 /PRNewswire-FirstCall/ -- AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems, today reported its financial results for the second quarter of fiscal 2006, ended March 31, 2006.

    Revenue for the second quarter of fiscal 2006 was $4.2 million, a 49% increase compared to $2.8 million a year ago, and $4.4 million in the previous quarter. Net loss for the second quarter, which includes the effects of the adoption of SFAS No. 123R, was $110,000 or $0.01 per share. Excluding the effects of stock compensation expense, non-GAAP net income for the second quarter of fiscal 2006 was $57,000 or $0.00 per diluted share, compared to a net loss of $858,000 or $0.06 per share a year ago, and a net profit of $42,000 or $0.00 per share in the previous quarter.

    Revenue for the first six months of fiscal 2006 was $8.6 million, compared to $7.1 million in the first six months of 2005. Net loss for the first six months of 2006 was $328,000 or $0.02 per share. Excluding the effects of stock compensation expense, non-GAAP net profit for the first six months of fiscal 2006 was $99,000 or $0.01 per diluted share, compared to a net loss of $517,000, or $0.04 per share for the first six months of 2005. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income.

    "AltiGen's second quarter results demonstrate a growing base of success we have had in our core small-to-mid-size business (SMB) market," said Gilbert Hu, President and CEO of AltiGen. "Although the March period is a seasonally softer quarter, we are pleased with our year-over-year growth and believe we are entering into the second half of fiscal 2006 with solid momentum. Our first half shipment totals increased over last year by 44%. We believe this volume is a testament to our ability to grow in the SMB market and expand our installed base with multiple-site systems.

    "We are focused on the following strategies for AltiGen and achieving profitable growth: Concentrating on select vertical markets, such as building upon the initial traction gained in the regional banking vertical before launching into secondary verticals; extending our worldwide geographical reach; and enhancing our customer experience with the goal of capturing additional multi-site deployments. We have had success in the first half of 2006 and based on current business trends, we maintain our guidance of 20% year over year revenue growth for fiscal 2006," Mr. Hu concluded.

    Phil McDermott, AltiGen's CFO, said, "We are pleased with our performance this quarter and our financial position continues to improve and gain momentum. Our cash position remains steady, with $9.3 million in cash and short-term investments at the end of the quarter. We believe AltiGen is well-positioned to deliver sequential revenue growth over the first half of fiscal 2006."

    Earnings Conference Call

    AltiGen will conduct a conference call with investment professionals at 2:00 PM Pacific Time (5:00 PM Eastern Time) today, April 26, 2006 to discuss AltiGen's results of operations for the first quarter. Dial 800-540-0559 to listen in to the call. A live Web cast will also be made available at www.altigen.com and will also be archived for 90 days at this URL.

    About AltiGen Communications

    AltiGen Communications, Inc. is a leading manufacturer of VoIP telephony solutions. AltiGen designs, manufactures and markets advanced, IP-PBX telephone systems and IP call centers that leverage both the Internet and the public telephone network. These products enable an array of applications that take advantage of the convergence of voice and data communications to achieve superior business results. AltiGen Communications products are available from independent authorized resellers and strategic partners. AltiGen's AltiServ(TM) family of telephony solutions has been recognized for excellence with more than 40 industry awards since 1996. Focused on the small to mid sized and multi-site businesses, AltiGen customers benefit from integrated solutions that protect their existing investments, while providing new ways to be more competitive, productive and to save money.

    For more information, call 1-888-ALTIGEN or visit the Web site at www.altigen.com.

    Safe Harbor Statement

    In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), AltiGen's earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of SFAS No. 123R ("123R"). The non-GAAP financial measures used by management and disclosed by AltiGen exclude the income statement effects of all forms of share-based compensation and the effects of 123R. The non-GAAP financial measures disclosed by AltiGen should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by AltiGen may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

    Because management calculates net income without taking into account the effects of the new requirements under 123R, this financial measure is treated as a "non-GAAP financial measure" under Securities and Exchange Commission rules. Management uses this non-GAAP financial measure for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate AltiGen's results on a consolidated basis compared to those of other companies.

    AltiGen discloses this information to the public to enable investors who wish to more easily assess AltiGen's performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among peer companies.

    This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the SMB market, our ability to successfully expand our reach in targeted vertical markets, the ability to extend our geographical reach, our ability to enhance our customer experience with the goal of capturing multi-site deployments, our ability to achieve revenue growth of 20% in fiscal 2006 and grow profitably. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to AltiGen as of the date hereof and AltiGen assumes no obligation to update these forward-looking statements.

                          AltiGen Communications, Inc.
                 Condensed Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                  Second Quarter Ended            Six Months Ended
                                                        March 31                      March 31
                                               ---------------------------   ---------------------------
                                                  FY 2006        FY 2005        FY 2006       FY 2005
                                               ------------   ------------   ------------   ------------
Net Revenues                                   $      4,175   $      2,801   $      8,577   $      7,076
Gross profit                                          2,239          1,541          4,625          4,149

Research and development                                891            934          1,919          1,757
Selling, general & administrative                     1,521          1,518          3,170          2,993
Deferred stock compensation                              --             --             --             --

Operating loss                                         (173)          (911)          (464)          (601)

Interest and other income,net                            72             53            145             95

Net loss before tax                            $       (101)  $       (858)  $       (319)  $       (506)

Provision for income tax                                  9             --              9             11

Net loss after tax                                     (110)          (858)          (328)          (517)

Basic and diluted net loss per share           $      (0.01)  $      (0.06)  $      (0.02)  $      (0.04)

Weighted average shares outstanding                  14,937         14,575         14,889         14,516

            RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (unaudited)

                                                  Second Quarter Ended            Six Months Ended
                                                        March 31                      March 31
                                               ---------------------------   ---------------------------
                                                  FY 2006       FY 2005         FY 2006       FY 2005
                                               ------------   -----------    ------------   ------------

GAAP net income                                        (110)          (858)          (328)          (517)
       Adjustment:
       Stock-based compensation                         167             --            427             --
Non-GAAP net income                                      57           (858)            99           (517)

Non-GAAP net income per share - basic          $       0.00   $      (0.06)  $       0.01   $      (0.04)
Non-GAAP net income per share -
 diluted                                       $       0.00   $      (0.06)  $       0.01   $      (0.04)

Weighted average shares outstanding
       Basic                                         14,937         14,575         14,889         14,516
       Diluted                                       15,577         14,575         15,567         14,516

                      Condensed Consolidated Balance Sheets
                             (Amounts in thousands)
                                   (Unaudited)

                                                   March 31,     September 30,
                                                     2006             2005
                                                --------------   --------------
Cash and cash equivalents                       $        4,867   $        3,963
Short-term investments                                   4,388            5,459
Accounts receivable, net                                 2,158            1,957
Inventories                                              1,614              965
Other current assets                                       253              148
Net property and equipment                                 650              522
Other long-term assets                                     297              321
Total Assets                                    $       14,227   $       13,335

Current liabilities                             $        2,973   $        2,359
Long-term deferred rent                         $          220   $          258
Stockholders'  equity                                   11,034           10,718

Total Liabilities and Stockholders' Equity      $       14,227   $       13,335

SOURCE  AltiGen Communications, Inc.
    -0-                             04/26/2006
    /CONTACT: Phil McDermott, CFO of AltiGen Communications, Inc., +1-510-252-9712, or pmcdermott@altigen.com; or Jason Golz, jgolz@fd-us.com, or Quynh Nguyen, both Investor Relations of Financial Dynamics, +1-415-439-4532, for AltiGen Communications, Inc./
    /Web site:  http://www.altigen.com/